COAST MOUNTAIN GEOLOGICAL LTD.

MINERAL EXPLORATION CONSULTANTS

P.O. Box 11604
620-650 West Georgia Street
Vancouver, British Columbia
Canada V6B 4N9

Telephone: 604.681.0209
Facsimile: 604.687.4670
Toll Free: 1.800.667.4470

STATEMENT

May 16, 2007

TO: FIRST CORPORATION
16 - 254 Midlake Blvd.
SW Calgary, Alberta T2X 3X6

GST No.: 10103 5996

Attn: Mr. Todd Larsen

RE: Red Lake Project

	Date	Invoice No.	Amount Due	Amount Recd.	Outstanding
Advance	May 15, 2007		$ (20,000.00)	$ -	$ (20,000.00)
Invoice	May 16, 2007	FCorp051607	22,692.24		2,692.24
				TOTAL DUE	**$ 2,692.24**

Respectfully submitted,

Gary Schellenberg
President

NOTE: Amounts shown are in US dollars.

COAST MOUNTAIN GEOLOGICAL LTD.
MINERAL EXPLORATION CONSULTANTS

P.O. Box 11604
620-650 West Georgia Street
Vancouver, British Columbia
Canada V6B 4N9

Telephone: 604.681.0209
Facsimile: 604.687.4670
Toll Free: 1.800.667.4470

INVOICE

May 16, 2007

TO: FIRST CORPORATION
16 - 254 Midlake Blvd.
SW Calgary, Alberta T2X 3X6

GST No.: 10103 5996
Inv. # FCorp051607

Attn: Mr. Todd Larsen
RE: Red Lake Project - Interim Invoice to May 10, 2007
FOR: Project Preparation

Expenditures:						
Mobilization/Demobilization: SJ Geophysics				$ 4,328.69	*	
Truck rental: SJ Geophysics				1,116.98	* [redacted]	
Report: SJ Geophysics				3,000.00	* [redacted]	
Personnel: SJ Geophysics				3,325.00	* [redacted]	
Personnel expenses: SJ Gephysics				2,138.65	* [redacted]	
Production Mag	5.00 days	@	$ 550.00	2,750.00	* [redacted]	
Mag with base station	5.00 days	@	$ 650.00	3,250.00	* [redacted]	
Transport and Freight: Purolator				16.58	**	
						$ 19,925.90
Personnel (to May 10):						
S. Ballantyne, Jr. Geo.	2.25 days	@	$ 600.00	$ 1,350.00		
						1,350.00
Subtotal						$ 21,275.90
*** 10% Administration on**				$ 19,909.32		1,990.93
**** 15% administration on**				$ 16.58		2.49
Subtotal						$ 23,269.32
6% GST						1,396.16
TOTAL DUE				CAD		$ 24,665.48
				USD		$ 22,692.24

Respectfully submitted,

Gary Schellenberg
President

NOTE: Reduced administrative fee of 10% on payment to SJ Gephysics.